Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President, Investor Relations, or

Carlynn Finn, Senior Manager, Investor Relations

(617) 796-8222

www.cwhreit.com

CommonWealth REIT Announces 2011 Third Quarter Results

Newton, MA (November 2, 2011): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and nine months ended September 30, 2011.

Results for the Quarter Ended September 30, 2011:

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended September 30, 2011 were $70.0 million, or $0.86 per share basic and diluted, compared to Normalized FFO available for common shareholders for the quarter ended September 30, 2010 of $60.7 million, or $0.93 per share basic and $0.92 per share diluted.

Net income available for common shareholders was $14.7 million for the quarter ended September 30, 2011, compared to $53.1 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted (EPS), for the quarters ended September 30, 2011 and 2010 was $0.18 and $0.82, respectively.  Net income for the quarter ended September 30, 2011 includes gains of $7.0 million, or $0.09 per share, on the sale of properties and $11.2 million, or $0.14 per share, from the issuance of shares by an equity investee, partially offset by a loss of $9.2 million, or $0.11 per share, on asset impairment.  Net income for the quarter ended September 30, 2010 includes gains totaling $27.4 million, or $0.42 per share, on the sale of properties and a gain of $18.4 million, or $0.28 per share, on the issuance of shares by an equity investee.

The weighted average number of basic and diluted common shares outstanding was 81,535,596 and 88,833,761, respectively, for the quarter ended September 30, 2011, and 65,173,412 and 72,471,577, respectively, for the quarter ended September 30, 2010.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2011 and 2010 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Nine Months Ended September 30, 2011:

Normalized FFO available for common shareholders for the nine months ended September 30, 2011 were $197.8 million, or $2.63 per share basic and $2.62 per share diluted, compared to Normalized FFO available for common shareholders for the nine months ended September 30, 2010 of $180.9 million, or $2.91 per share basic and $2.87 per share diluted.

Net income available for common shareholders was $61.9 million for the nine months ended September 30, 2011, compared to $75.1 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted (EPS), for the nine months ended September 30, 2011 and 2010 was $0.82 and $1.21, respectively.  Net income for the nine months ended September 30, 2011 includes gains of $41.6 million, or $0.55 per share, on the sale of properties and $11.2 million, or $0.15 per share, from the issuance of shares by an equity investee, partially offset by a loss of $9.2 million, or $0.12 per share, on asset impairment.  Net income for the nine months ended September 30, 2010 includes gains totaling $38.9 million, or $0.63 per share, on the sale of properties, and $34.8 million, or $0.56 per share, on the issuance of shares by an equity investee, partially offset by a loss of $21.5 million, or $0.35 per share, on asset impairment.

The weighted average number of basic and diluted common shares outstanding was 75,307,315 and 82,605,480, respectively, for the nine months ended September 30, 2011, and 62,197,774 and 69,495,939, respectively, for the nine months ended September 30, 2010.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2011 and 2010 appears later in this press release.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of September 30, 2011, 87.0% of CWH’s total square feet was leased, compared to 87.5% as of June 30, 2011 and 88.3% as of September 30, 2010.

CWH signed lease renewals for 1,459,000 square feet and new leases for 423,000 square feet during the quarter ended September 30, 2011 which had weighted average rental rates that were 1% above prior rents for the same space.  Average lease terms for leases signed during the third quarter of 2011 were 8.1 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended September 30, 2011 totaled $15.05 per square foot on average.

Recent Investment and Sales Activities:

Since the announcement of 2011 second quarter results on August 3, 2011, CWH has entered agreements to acquire two central business district, or CBD, office properties with approximately 1.9 million combined square feet for an aggregate purchase price of $249.6 million, including the assumption of approximately $148.0 million of mortgage debt and excluding closing costs.  CWH has also entered agreements to sell 16 properties with approximately 570,000 combined square feet for an aggregate sale price of $6.5 million, excluding closing costs.

•                  In August 2011, CWH entered an agreement to acquire a CBD office property located in Chicago, IL with 1,006,574 square feet.  This property is 95% leased to 56 tenants for a weighted (by rents) average lease term of 5.1 years.  The purchase price is $150.6 million, including the assumption of approximately $148.0 million of mortgage debt and excluding closing costs.  CWH expects to acquire this property during the fourth quarter of 2011; however, this acquisition is subject to CWH’s satisfactory completion of customary closing conditions, including the assumption of existing mortgage debt. Accordingly, CWH can provide no assurance that it will acquire this property in that time period or at all.

•                  In October 2011, CWH entered an agreement to acquire a CBD office property located in Hartford, CT with 884,669 square feet.  This property is 98% leased to 20 tenants for a weighted (by rents) average lease term of 7.5 years.  The purchase price is $99.0 million, excluding closing costs.  CWH expects to acquire this property during the fourth quarter of 2011; however, this acquisition is subject to CWH’s satisfactory completion of diligence and other customary closing conditions and CWH can provide no assurance that it will acquire this property in that time period or at all.

•                  In October 2011, CWH entered an agreement to sell 16 industrial properties located in Dearborn, MI with approximately 570,000 combined square feet for $6.5 million, excluding closing costs.  CWH expects to sell these properties during the fourth quarter of 2011; however, this sale is subject to satisfactory completion of buyer’s diligence and other customary closing conditions and CWH can provide no assurance that it will sell any of these properties in that time period or at all.

Also since August 3, 2011, CWH has closed on the previously reported purchase of three CBD office properties located in Chicago (two properties) and New Orleans (one property) with approximately 2.8 million combined square feet for an aggregate purchase price of approximately $492.0 million, including the assumption of $265.0 million of mortgage debt and excluding closing costs.  CWH has also closed on the previously reported sale to Senior Housing Properties Trust of 13 properties with approximately 1.3 million combined square feet for an aggregate sale price of $167.0 million, excluding closing costs.  In addition, CWH has terminated a previously reported agreement to acquire a CBD office property located in Portland, OR with 106,658 square feet for $34.1 million.

Recent Financing Activities:

In July 2011, CWH issued 11.5 million common shares in a public offering, raising net proceeds of approximately $264 million.  CWH used the net proceeds from this offering to repay amounts outstanding under its revolving credit facility and for general business purposes, including funding acquisitions.

In July 2011, CWH prepaid at par plus a premium $23.2 million of 8.05% mortgage debt due in 2012, using cash on hand and proceeds from its 11.5 million common share offering.

In October 2011, CWH amended its existing $750 million unsecured revolving credit facility.  Prior to this amendment, CWH’s revolving credit facility had a maturity date of August 8, 2013 and interest paid on drawings was LIBOR plus 200 basis points, subject to adjustments based on changes to CWH’s credit ratings.  The maturity date of the amended credit facility was extended to October 19, 2015 and interest paid on drawings was reduced to LIBOR plus 125 basis points, subject to adjustments based on changes to CWH’s credit ratings.  The amended revolving credit facility provides CWH the option to extend the maturity date for one year to October 19, 2016 on certain conditions.  In addition, the amended facility includes a feature under which maximum borrowings may be increased up to $1.5 billion in certain circumstances.

In October 2011, CWH also amended its existing unsecured term loan.  Prior to this amendment, CWH’s term loan had a principal balance of $400.0 million, a maturity date of December 15, 2015 and an interest rate set at LIBOR plus 200 basis points, subject to adjustments based on changes to CWH’s credit ratings.  The amended term loan increases borrowings to $557.0 million and, for $500.0 million of the term loan, eliminates the prepayment premium, extends the maturity date to December 15, 2016, and reduces interest paid on borrowings to LIBOR plus 150 basis points, subject to adjustments based on changes to CWH’s credit ratings.  In addition, the amended term loan includes a feature under which maximum borrowings may be increased by up to $1.0 billion in certain circumstances.  Three lenders representing $57.0 million of aggregate borrowings were unable to commit to the amended term loan.  Accordingly, these three lenders will be subject to the terms of the old term loan and CWH has agreed to repay these lenders in December 2012 when there will be no prepayment penalty.

Conference Call:

On November 2, 2011, at 5:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee and President, and John Popeo, Chief Financial Officer, will host a conference call to discuss the third quarter financial results.

The conference call telephone number is (800) 398-9398.  Participants calling from outside the United States and Canada should dial (612) 332-0718.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, November 9th.  To hear the replay, dial (320) 365-3844.  The replay pass code is 218257.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s third quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Third Quarter 2011 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties located throughout the United States.  As of September 30, 2011, CWH owned 489 properties with 69.4 million square feet, including 17.9 million square feet of industrial and commercial lands in Oahu, Hawaii and 11 properties with a combined 1.8 million square feet in Australia.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO and Normalized FFO.  CWH’s website is not incorporated as part of this press release.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER CWH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, CWH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON CWH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. CWH’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN CWH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT CWH HAS ENTERED INTO AGREEMENTS TO ACQUIRE AND SELL CERTAIN PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY BE DELAYED OR MAY NOT OCCUR,

•                  CONTINUED AVAILABILITY OF BORROWINGS UNDER CWH’S AMENDED CREDIT FACILITY IS SUBJECT TO CWH’S SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS,

•                  ACTUAL ANNUAL COSTS UNDER CWH’S AMENDED CREDIT FACILITY AND CWH’S AMENDED TERM LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM ON DRAWINGS BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THESE FACILITIES, AND

•                  INCREASING THE MAXIMUM BORROWINGS UNDER CWH’S AMENDED CREDIT FACILITY AND CWH’S AMENDED TERM LOAN IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

THE INFORMATION CONTAINED IN CWH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN CWH’S PERIODIC REPORTS OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE CWH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN CWH’S FORWARD LOOKING STATEMENTS. CWH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, CWH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

CommonWealth REIT

Condensed Consolidated Statements of Income and Normalized Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010

Rental income		$238,790	$193,059	$662,596	$572,205

Expenses:
Operating expenses		100,912	83,023	275,760	240,280
Depreciation and amortization		56,389	42,794	159,072	130,560
General and administrative		11,450	9,704	33,559	28,081
Loss on asset impairment		—	—	—	21,491
Acquisition related costs		4,805	1,559	9,722	2,965
Total expenses		173,556	137,080	478,113	423,377
Operating income		65,234	55,979	184,483	148,828

Interest and other income		369	571	1,428	2,134
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $1,515, $1,784, $5,467 and $5,260, respectively)		(49,423)	(44,192)	(145,037)	(133,716)
Gain (loss) on early extinguishment of debt		310	(796)	310	(796)
Equity in earnings of investees		2,768	1,999	8,390	6,643
Gain on issuance of shares by an equity investee		11,177	18,390	11,177	34,808
Income from continuing operations before income tax expense		30,435	31,951	60,751	57,901
Income tax (expense) benefit		(307)	34	(743)	(329)
Income from continuing operations		30,128	31,985	60,008	57,572
Discontinued operations:
Income from discontinued operations		653	6,673	2,777	16,877
Loss on asset impairment from discontinued operations		(9,247)	—	(9,247)	—
Loss on early extinguishment of debt from discontinued operations		—	(248)	—	(248)
Gain on sale of properties from discontinued operations		7,001	4,568	41,573	4,568
Income before gain on sale of properties		28,535	42,978	95,111	78,769
Gain on sale of properties		—	22,832	—	34,336
Net income		28,535	65,810	95,111	113,105
Preferred distributions		(13,823)	(12,667)	(33,162)	(38,001)
Net income available for common shareholders		$14,712	$53,143	$61,949	$75,104

Calculation of Funds from Operations, or FFO (1):
Net income		$28,535	$65,810	$95,111	$113,105
Plus:	depreciation and amortization from continuing operations	56,389	42,794	159,072	130,560
Plus:	depreciation and amortization from discontinued operations	1,336	5,768	4,467	17,440
Plus:	FFO from investees	4,918	3,544	14,476	11,302
Less:	gain on sale of properties	—	(22,832)	—	(34,336)
Less:	gain on sale of properties from discontinued operations	(7,001)	(4,568)	(41,573)	(4,568)
Less:	equity in earnings of investees	(2,768)	(1,999)	(8,390)	(6,643)
FFO		81,409	88,517	223,163	226,860
Less:	preferred distributions	(13,823)	(12,667)	(33,162)	(38,001)
FFO available for common shareholders		$67,586	$75,850	$190,001	$188,859

CommonWealth REIT

Condensed Consolidated Statements of Income and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010

Calculation of Normalized FFO (1):
FFO		$81,409	$88,517	$223,163	$226,860
Plus:	acquisition related costs from continuing operations	4,805	1,559	9,722	2,965
Plus:	acquisition related costs from discontinued operations	5	—	148	7
Plus:	loss on asset impairment from continuing operations	—	—	—	21,491
Plus:	loss on asset impairment from discontinued operations	9,247	—	9,247	—
Plus:	Normalized FFO from investees	5,142	4,223	15,175	12,647
Less:	(gain) loss on early extinguishment of debt from continuing operations	(310)	796	(310)	796
Less:	loss on early extinguishment of debt from discontinued operations	—	248	—	248
Less:	early extinguishment of debt settled in cash	(232)	—	(232)	—
Plus:	average minimum rent from direct financing lease	329	—	768	—
Less:	FFO from investees	(4,918)	(3,544)	(14,476)	(11,302)
Less:	interest earned from direct financing lease	(432)	—	(1,036)	—
Less:	gain on issuance of shares by an equity investee	(11,177)	(18,390)	(11,177)	(34,808)
Normalized FFO		83,868	73,409	230,992	218,904
Less: preferred distributions		(13,823)	(12,667)	(33,162)	(38,001)
Normalized FFO available for common shareholders		$70,045	$60,742	$197,830	$180,903

Weighted average common shares outstanding — basic		81,536	65,173	75,307	62,198
Weighted average common shares outstanding — diluted (2)		88,834	72,471	82,605	69,496

Per common share:
Income from continuing operations available for common shareholders — basic and diluted		$0.20	$0.65	$0.36	$0.87
(Loss) income from discontinued operations — basic and diluted		$(0.02)	$0.17	$0.47	$0.34
Net income available for common shareholders — basic and diluted		$0.18	$0.82	$0.82	$1.21
FFO available for common shareholders — basic		$0.83	$1.16	$2.52	$3.04
FFO available for common shareholders — diluted		$0.83	$1.13	$2.52	$2.98
Normalized FFO available for common shareholders — basic		$0.86	$0.93	$2.63	$2.91
Normalized FFO available for common shareholders — diluted		$0.86	$0.92	$2.62	$2.87

Common distributions paid		$0.50	$0.50	$1.50	$1.46

CommonWealth REIT

Condensed Consolidated Statements of Income and Normalized Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

(1)       CWH computes FFO and Normalized FFO as shown above.  FFO is computed on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, computed in accordance with GAAP, excluding gain or loss on sale of properties, plus real estate depreciation and amortization and FFO from equity investees.  CWH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it excludes acquisition related costs, gains from issuance of shares by equity investees, gain and loss on early extinguishment of debt unless settled in cash, loss on asset impairment, the difference between average minimum rent and interest earned from direct financing lease and the difference between FFO and Normalized FFO from equity investees.  CWH considers FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. CWH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by CWH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain CWH’s status as a REIT, limitations in our revolving credit facility, term loan agreement and public debt covenants, the availability of debt and equity capital to CWH and CWH’s expectation of its future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities, determined in accordance with GAAP, as indicators of CWH’s financial performance or liquidity, nor are FFO and Normalized FFO necessarily indicative of sufficient cash flow to fund all of CWH’s needs.  CWH believes FFO and Normalized FFO may facilitate an understanding of its consolidated historical operating results.  FFO and Normalized FFO should be considered in conjunction with net income, net income available for common shareholders and cash flow from operating activities as presented in CWH’s condensed consolidated statements of income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than CWH.

(2)       As of September 30, 2011, our 15,180 outstanding series D preferred shares were convertible into 7,298 common shares.  The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income, but dilutive to FFO and Normalized FFO for most periods presented.  Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders, diluted Normalized FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income available for common shareholders	$14,712	$53,143	$61,949	$75,104
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Net income available for common shareholders — diluted	$20,879	$59,310	$80,450	$93,605

FFO available for common shareholders	$67,586	$75,850	$190,001	$188,859
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
FFO available for common shareholders — diluted	$73,753	$82,017	$208,502	$207,360

Normalized FFO available for common shareholders	$70,045	$60,742	$197,830	$180,903
Add - Series D convertible preferred distributions	6,167	6,167	18,501	18,501
Normalized FFO available for common shareholders — diluted	$76,212	$66,909	$216,331	$199,404

Weighted average common shares outstanding — basic	81,536	65,173	75,307	62,198
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding — diluted	88,834	72,471	82,605	69,496

CommonWealth REIT

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Real estate properties:
Land	$1,445,301	$1,339,133
Buildings and improvements	5,746,893	5,018,125
	7,192,194	6,357,258
Accumulated depreciation	(932,293)	(850,261)
	6,259,901	5,506,997
Properties held for sale	43,573	114,426
Acquired real estate leases, net	360,293	233,913
Equity investments	178,652	171,464
Cash and cash equivalents	210,673	194,040
Restricted cash	10,102	5,082
Rents receivable, net of allowance for doubtful accounts of $12,421 and $12,550, respectively	212,737	191,237
Other assets, net	182,259	171,380
Total assets	$7,458,190	$6,588,539

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$235,000	$—
Senior unsecured debt, net	2,687,600	2,854,540
Mortgage notes payable, net	633,935	351,526
Liabilities related to properties held for sale	463	1,492
Accounts payable and accrued expenses	148,525	123,842
Assumed real estate lease obligations, net	72,619	65,940
Rent collected in advance	35,593	27,988
Security deposits	23,710	22,523
Due to related persons	28,448	8,998
Total liabilities	3,865,893	3,456,849

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series C preferred shares; 7 1/8% cumulative redeemable since February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Series E preferred shares; 7 1/4% cumulative redeemable on or after May 15, 2016; 11,000,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $275,000	265,391	—
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 83,721,736 and 72,138,686 shares issued and outstanding, respectively	837	721
Additional paid in capital	3,613,828	3,348,849
Cumulative net income	2,467,448	2,372,337
Cumulative other comprehensive (loss) income	(21,489)	4,706
Cumulative common distributions	(2,784,169)	(2,675,956)
Cumulative preferred distributions	(462,834)	(432,252)
Total shareholders’ equity	3,592,297	3,131,690
Total liabilities and shareholders’ equity	$7,458,190	$6,588,539